Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2024 with respect to the audited financial statements of Unicycive Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading "Experts” appearing therein.

/s/ Grassi & Co, CPAs, P.C.

Grassi & Co., CPAs, P.C.

Jericho, New York

November 13, 2024